Filed with the Securities and Exchange Commission on March 16, 2011
File No. _________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METALLINE MINING COMPANY
 (Exact name of Registrant as specified in charter)

Nevada	91-1766677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

885 West Georgia Street, Suite 2200
Vancouver, BC
Canada V6C 3E8
(604) 687-5800
 (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

Robert J. Devers, Chief Financial Officer
METALLINE MINING COMPANY
6400 S. Fiddlers Green Circle, Suite 950
Greenwood Village, CO 80111
(303) 796-3020
 (Name, address, including zip code and telephone number, including area code, of agent for service)

It is requested that copies of all correspondence be sent to:

Theresa M. Mehringer, Esq.
Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Telephone Number (303) 796-2626
Facsimile Number (303) 796-2777

Approximate date of commencement of proposed sale to public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED (1)	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)(2)	AMOUNT OF REGISTRATION FEE (1)
Common Stock	2,545,976	$1.09	$2,775,139	$322

Total	2,545,976	$1.09	$2,775,139	$322

(1) Includes shares of our Common Stock, par value $0.01 per share, which may be offered pursuant to this registration statement, held by the selling stockholders, or underlying warrants held by selling stockholders.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the NYSE Amex on March 14, 2011, which was within 5 days of the date of the initial filing hereof, $1.09 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION,
DATED MARCH __, 2011
METALLINE MINING COMPANY
2,545,976 SHARES OF COMMON STOCK

This Prospectus relates to the resale by the selling stockholders of up to 2,545,976 shares of our Common Stock to be issued upon exercise of warrants (the “Warrants”).  The shares of Common Stock that may be offered and sold pursuant to this Prospectus are underlying Warrants acquired by the selling stockholders in a private placement that was conducted in April through September 2009.  For purposes of this Prospectus, we refer to ourselves as the “Company.”

The selling stockholders may sell Common Stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.  The selling stockholders may be deemed underwriters of the shares of Common Stock which they are offering. We will pay the expenses of registering these shares.

Our Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed on the NYSE Amex under the symbol “MMG” and the Toronto Stock Exchange under the symbol “MMZ”.  The last reported sales price per share of our Common Stock as reported March 14, 2011 by the NYSE Amex was $1.05 and by the TSX was Cdn $1.03.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March __, 2011.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
DOCUMENTS INCORPORATED BY REFERENCE	2
NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	3
USE OF PROCEEDS	10
SELLING SECURITY HOLDERS	11
PLAN OF DISTRIBUTION	11
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	12

You should rely only on the information contained in this Prospectus or any accompanying supplemental Prospectus and the information specifically incorporated by reference.  We have not authorized anyone to provide you with different information or make any additional representations.  This is not an offer of these securities in any state or other jurisdiction where the offer in not permitted.  You should not assume that the information contained in or incorporated by reference into this Prospectus or any Prospectus supplement is accurate as of any date other than the date on the front of each such document.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

METALLINE MINING COMPANY

Metalline Mining Company (the “Company”) is an exploration stage company, formed under the laws of the state of Nevada on August 20, 1993, to engage in the business of mining.  The Company currently owns several concessions, which are located in the municipality of Sierra Mojada, Coahuila, Mexico (the “Property”).  The Company’s primary objective is to define sufficient mineral reserves on the Property to justify the development of a mechanized mining operation (the “Project”).  The Company conducts its operations in Mexico through its wholly owned Mexican subsidiaries, Minera Metalin S.A. de C.V. (“Minera”) and Contratistas de Sierra Mojada S.A. de C.V. (“Contratistas”).

On April 16, 2010, the Company completed a merger transaction with Dome Ventures Corporation (“Dome”), whereby Dome became a wholly owned subsidiary of the Company (the “Merger Transaction”).  Dome holds three exploration licenses in Gabon, West Africa that cover approximately 6,000 square kilometers and recently entered into a joint venture agreement with AngloGold Ashanti Limited (“AngloGold”) on two of its licenses, Ndjole and Mevang. Dome also entered into a second joint venture agreement on the Ogooue license held by AngloGold.  Dome’s third license, the Mitzic license, has iron ore potential and the Company is currently looking for joint venture partners for this license.  Operations in Gabon are conducted by Dome’s subsidiary Dome Ventures SARL Gabon.

We have generated no revenue.  We have used significant funds in operations, and expect this trend to continue for the foreseeable future.  At October 31, 2010 there was stockholders' equity and working capital of $39,526,021 and $9,071,821 respectively; as of January 31, 2010 there was stockholders’ equity and working capital of $38,059,954 and $7,440,211 respectively.  There is no assurance that we can generate net income, increase revenues or successfully explore and exploit our properties.

Our principal offices are located at 885 West Georgia Street, Suite 2200, Vancouver, BC, Canada V6C 3E8, and our telephone number is (604) 687-5800.  We are a Nevada corporation.

The Offering

Common stock to be offered by the selling stockholders	2,545,976 shares

Common stock outstanding as of March 11, 2011	106,152,933 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

NYSE Amex Symbol Toronto Stock Exchange Symbol	MMG MMZ

Documents Incorporated By Reference

The SEC allows us to “incorporate by reference” the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.  These documents provide a significant amount of information about us.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.

•	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2010 (filed January 14, 2011).

•	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2011 (filed March 10, 2011).

•	Our Current Reports on Form 8-K, as amended, reporting events of (filing date in parentheses):

February 14, 2011	(filed February 17, 2011
February 25, 2011	(filed March 3, 2011)

•
Our Registration Statement on Form 10-SB filed October 15, 1999, registering our Common Stock under the Securities Act of 1934, as amended by Form 8-A filed on November 2, 2006 and on November 8, 2006.

METALLINE MINING COMPANY
885 West Georgia Street, Suite 2200
Vancouver, BC
Canada V6C 3E8
Tel: (604) 687-5800
Facsimile:  (604) 687-4646

Where You Can Find More Information

The documents described above are available electronically in the EDGAR database on the web site maintained by the SEC.  You can find this information at http://www.sec.gov.  You may also read and copy any materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Note of Caution Regarding Forward-Looking Statements

This prospectus includes certain statements that may be deemed to be “forward-looking statements.” All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements include discussion of such matters as:

•	The amount and nature of future capital, development and exploration expenditures;

•	The timing of exploration activities; and

•	Business strategies and development of our business plan.

Forward-looking statements also typically include words such as “anticipate”, “estimate”, “expect”, “potential”, “could” or similar words suggesting future outcomes. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including such factors as the volatility and level of silver and zinc prices, currency exchange rate fluctuations, uncertainties in cash flow, expected acquisition benefits, exploration mining and operating risks, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the caption “Risk Factors,” many of which are beyond our control. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements.  The risks and uncertainties set forth above are not exhaustive. Readers should refer to our annual report on Form 10-K and other documents incorporated by reference in this prospectus, which are available at www.sedar.com and at www.sec.gov for a detailed discussion of these risks and uncertainties.

The Company is under no duty to update any of these forward-looking statements after the date of this prospectus. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

Our securities are highly speculative and involve a high degree of risk, including among other items the risk factors described below.

RISKS RELATED TO OUR BUSINESS:

Exploration Stage Mining Company with No History of Operation

The Company is in its exploration stage, has very limited operating history, and is subject to all the risks inherent in a new business enterprise. For example, to date we have had no revenues and have relied upon equity financing to fund our operations. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complication, and delays frequently encountered in connection with an exploration stage business, and the competitive and regulatory environment in which the Company will operate, such as under-capitalization, personnel limitations, and limited revenue sources.

No Commercially Mineable Ore Body

No commercially mineable ore body has been delineated on the Company’s properties, nor have any reserves been identified.  The Company is an exploration stage company and does not currently have any known reserves and cannot be expected to have reserves unless and until a feasibility study is completed for the Sierra Mojada concessions that show proven and probable reserves.  There can be no assurance that the Company’s concessions will ever contain reserves and investors may lose their entire investment in the Company.

Mineral Resource Estimates May Not be Reliable

There are numerous uncertainties inherent in estimating quantities of mineral resources such as silver, zinc, lead, and copper, including many factors beyond our control, and no assurance can be given that the recovery of mineral resources will be realized.  In general, estimates of recoverable mineral resources are based upon a number of factors and assumptions made as of the date on which the resource estimates were determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results.  All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved.  For these reasons, estimates of the recoverable mineral resources, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially.  As such, there is significant uncertainty in any mineral resource estimate and actual deposits encountered and the economic viability of a deposit may differ materially from the Company’s estimates.   No estimates of commerciality or recoverable mineral resources can be made at this time, if ever.

Our Business Plan is Highly Speculative and its Success Largely Depends on Mineral Development in the Sierra Mojada Concessions

Although the Company holds exploration licenses in Gabon, Africa, our business plan is focused primarily on developing and operating a mine in the Company’s Sierra Mojada concessions and to identify reserves.  Exploitation of mineralization and determining whether the mineralization might be extracted profitably is highly speculative and it may take a number of years until production is possible, during which time the economic viability of the project may change. Substantial expenditures are required to establish reserves, extract metals from ores and, in the case of new properties, to construct mining and processing facilities.  The Sierra Mojada Project is subject to all of the risks inherent in mineral development (as described in more detail below), operation and revenue uncertainties, market sizes, profitability, market demand, and commodity price fluctuations.  Further, the economic feasibility of any development project is based upon, among other things, estimates of the size and grade of reserves, proximity to infrastructures and other resources (such as water and power), production rates, capital and operating costs, and metals prices.  Development projects are also subject to the completion of favorable feasibility studies, issuance of necessary permits and the ability to raise further capital to fund activities.  There can be no assurance that we will be successful in overcoming these risks.

Due to Our History of Operating Losses, We are Uncertain That We Will Be Able to Maintain Sufficient Cash to Accomplish Our Business Objectives.

During the fiscal years ended October 31, 2010 and 2009 we suffered net losses of $9,405,490 and $4,724,110 respectively. At October 31, 2010 there was stockholders’ equity of $39,526,021 and working capital of $9,071,821.  There is no assurance that we can generate net income, generate revenues or successfully explore and exploit our properties.

Significant amounts of capital will be required to continue to explore and then develop the Sierra Mojada concessions.  The Company is not engaged in any revenue producing activities and does not expect to do so in the near future.  Currently the Company’s sources of funding consist of the sale of additional equity securities, entering into joint venture agreements or selling a portion of our interests in our assets. There is no assurance that any additional capital that the Company will require will be obtainable on terms acceptable to us, if at all. Failure to obtain such additional financing could result in delays or indefinite postponement of further exploration and development of our projects. Additionally financing, if available, will likely result in substantial dilution to existing stockholders.

Capital Requirements and Liquidity; Need for Subsequent Funding

Company management and our board of directors monitor our overall costs and expenses and, if necessary, adjust Company programs and planned expenditures in an attempt to ensure we have sufficient operating capital. We continue to evaluate our costs and planned expenditures for our on-going exploration project at our Sierra Mojada mining concessions.  Although the Company raised in excess of $3,000,000 during its 2010 fiscal year, and the Merger Transaction resulted in the Company’s cash and cash equivalent assets increasing by approximately $14,580,000, the continued exploration and development of the Sierra Mojada project will require significant amounts of additional capital.  Additionally, once AngloGold funds its exploration commitment under the joint venture agreements, the Company may require additional capital to further its interests in Gabon.  As a result the Company may need to explore raising additional capital during fiscal 2011 so that it can continue to fully fund its planned operations.  The weak US and global economies combined with instability in global financial and capital markets have impacted the availability of funding.  If the disruptions in the global financial and capital markets continue, debt or equity financing may not be available to us on acceptable terms, if at all. Equity financing, if available, may result in substantial dilution to existing stockholders.  If we are unable to fund future operations by way of financing, including public or private offerings of equity or debt securities, our business, financial condition and results of operations will be adversely impacted.

Disruptions in the Global Financial and Capital Markets May Impact Our Ability to Obtain Financing.

The global financial and capital markets have experienced on-going volatility and disruption.  Although we expect to meet our near term liquidity needs with our working capital on hand, we will continue to need further funding to achieve our business objectives.  In the past, the issuance of equity securities has been the major source of capital and liquidity for us.  The extraordinary conditions in the global financial and capital markets have currently limited the availability of this funding.  If the disruptions in the global financial and capital markets continue, debt or equity financing may not be available to us on acceptable terms, if at all.  If we are unable to fund future operations by way of financing, including public or private offerings of equity or debt securities, our business, financial condition and results of operations will be adversely impacted.

Our Exploration Activities Require Significant Amounts of Capital that May Not Be Recovered.

Mineral exploration activities are subject to many risks, including the risk that no commercially productive or extractable resources will be encountered. There can be no assurance that our activities will ultimately lead to an economically feasible project or that we will recover all or any portion of our investment. Mineral exploration often involves unprofitable efforts, including drilling operations that ultimately do not further our exploration efforts, as well as operating and other costs. The cost of minerals exploration is often uncertain and cost overruns are common. Our drilling and exploration operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond our control, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services.

The Company Primarily Relies on a Third Party to Fund the Exploration and Development of its Interests in Gabon Africa

In October 2009 Dome (which became a Company wholly owned subsidiary in April 2010) entered into two joint venture agreements with AngloGold with respect to the development of its Ndjole and Mevang exploration licenses in Gabon Africa. Additionally, Dome entered into a separate joint venture agreement with respect to a license held by a third party - the Ogooue license. Prior to Dome entering into the joint venture agreement with respect to its license, Dome was not engaged in active exploration operations with respect to its Gabon licenses.  The terms of the joint venture agreements require AngloGold to fund the initial (and current) exploration costs of two of the Company’s exploration licenses.  Should AngloGold elect not to fund the exploration commitments under the joint venture agreements, 100% interest in the licenses shall revert to Dome and the joint venture will cease.  Accordingly, the Company may have to temporarily (or permanently) scale back exploration of its Gabon licenses and/or attempt to identify another third party to fund the exploration efforts.  Alternatively, the Company could suspend altogether its exploration activities in Gabon.

Risks Inherent in the Mining Industry

The Company is subject to all of the risks inherent in the minerals exploration and mining industry and including, without limitation, the following:

•	competition from a large number of companies, many of which are significantly larger than the Company, in the acquisition, exploration, and development of mining properties;

•	the Company might not be able raise enough money to pay the fees, taxes and perform labor necessary to maintain its concessions in good force;

•
exploration for minerals is highly speculative and involves substantial risks, even when conducted on properties known to contain significant quantities of mineralization, our exploration projects may not result in the discovery of commercially mineable deposits of ore;

•
the probability of an individual prospect ever having reserves that meet the requirements of Securities Act Industry Guide 7 is extremely remote, or the properties may not contain any reserves, and any funds spent on exploration may be lost;

•
our operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls and the Company may not be able to comply with these regulations and controls; and

•	a large number of factors beyond the control of the Company, including fluctuations in metal prices, inflation, and other economic conditions, will affect the economic feasibility of mining.

Our results of operations and financial condition could be adversely affected by changes in currency exchange rates.

Our results of operations and financial condition are affected in part by currency exchange rates portions of our operating costs in Mexico and Gabon are denominated in the local currency. A weakening U.S. Dollar will have the effect of increasing operating costs while a strengthening U.S. Dollar will have the effect of reducing operating costs. The Gabon local currency is tied to the Euro. The exchange rate between the Euro and the U.S. dollar has fluctuated widely in response to international political conditions, general economic conditions and other factors beyond our control.

THE BUSINESS OF MINERAL EXPLORATION IS SUBJECT TO MANY RISKS:

Fluctuating Price for Metals

The Company’s operations will be greatly influenced by the prices of commodities, including silver, zinc, lead, copper, and other metals.  These prices fluctuate widely and are affected by numerous factors beyond the Company’s control, including interest rates, expectations for inflation, speculation, currency values, in particular the strength of the United States dollar, global and regional demand, political and economic conditions and production costs in major metal producing regions of the world.

Maintaining Mining Concessions in Mexico Imposes Various Obligations on the Company

The Company holds mining concessions in Mexico.  The Company holds title to the concessions that it owns subject to its obligation to maintain the concessions by conducting work on the concessions, recording evidence of the work with the Mexican Ministry of Mines and paying a semi-annual fee to the Mexican government. Ownership of the concessions provides the Company with exclusive exploration and exploitation rights of all minerals located on the concessions, but does not include the surface rights to the real property.  Therefore, the Company will need to negotiate the necessary agreements, as needed, with the appropriate surface landowners if the Company determines that a mining operation is feasible for the concessions. The Company currently anticipates that it will build mining infrastructure needed on land in part owned by the Company and in part owned by the local municipality. The municipality officials indicate that they are willing to negotiate the necessary agreements, but there can be no assurance that an agreement that is satisfactory to the Company will be reached.

Title to Our Mineral Properties May be Challenged

We attempt to confirm the validity of its rights to title to, or contract rights with respect to, each mineral property in which we have a material interest. However, we cannot guarantee that title to our properties will not be challenged. Title insurance generally is not available, and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions may be severely constrained. Our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. In addition, we may be unable to operate our properties as permitted or to enforce our rights with respect to our properties. We annually check the official land records in Mexico City to determine if there are annotations indicating the existence of a legal challenge against the validity of any of our concessions. As of October 2010, there were no such annotations, nor are we aware of any challenges from the government or from third parties.

Risks Inherent With Foreign Operations

The Company’s operations are currently conducted primarily in Mexico and it also holds interests in Gabon, and as such the operations of the Company are exposed to various levels of political, economic and other risks and uncertainties. These risks and uncertainties include, but are not limited to, terrorism, hostage taking, military repression,  extreme fluctuations in currency exchange rates, high rates of inflation, labor unrest, the risks of war or civil unrest, expropriation and nationalization, renegotiation or nullification of existing concessions, licenses, permits, approvals and contracts, illegal mining, changes in taxation policies, restrictions on foreign exchange and repatriation, changing political conditions, currency controls and governmental regulations that favor or require the rewarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.

Changes, if any, in mining or investment policies or shifts in political attitude in Mexico and/or Gabon may adversely affect the operations or profitability of the Company. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, income taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety.  Failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure, could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests.

The occurrence of these various factors and uncertainties cannot be accurately predicted and could have an adverse effect on the operations of the Company. In addition, legislation in the United States regulating foreign trade, investment and taxation could have a material adverse effect on our financial condition, results of operations and cash flows.  In management’s judgment, these risks are much less than the equivalent risks would be for a project of a similar nature conducted in the United States.

Environmental Controls

Compliance with statutory environmental quality requirements may necessitate significant capital outlays, may materially affect the earning power of the Company, or may cause material changes in the Company’s intended activities.  Our exploration operations at the Sierra Mojada Project and in Gabon require compliance with local and federal regulations. No assurance can be given that environmental standards imposed by either federal or state governments will not be changed or become more stringent, thereby possibly materially adversely affecting the proposed activities of the Company.  In addition, if we are unable to fund fully the cost of remediation of any environmental condition, we may be required to suspend operations or enter into interim compliance measures pending completion of the required remediation.

Availability of Water

Water is essential in all phases of the exploration and development of mineral properties.  It is used in such processes as exploration, drilling, leaching, placer mining, dredging, testing, and hydraulic mining.  Mining and ore processing requires large volumes of water.  Both the lack of available water and the cost of acquisition may make an otherwise viable project economically impossible to complete.  Although work completed thus far indicates that an adequate supply of water can probably be developed in the area for an underground mining operation, the Company will need to complete an additional water exploration program to determine if there is sufficient water available for an open pit mining operation.

Shortages of Supplies and Materials

The mineral industry has experienced from time to time shortages of certain supplies and materials necessary in the exploration for and evaluation of mineral deposits.  The prices at which such supplies and materials are available have also greatly increased.  Our planned operations would likely be subject to delays due to such shortages and that further price escalations will increase the Company’s costs of such supplies and materials.  Experience of the Company and of others in the industry is that suppliers are often unable to meet contractual obligations for supplies, equipment, materials, and services, and that alternate sources of supply do not exist.

Availability of Outside Engineers and Consultants

The Company is heavily dependent upon outside engineers and other professionals to complete work on its exploration projects.  The mining industry has experienced significant growth over the last several years and as a result, many engineering and consulting firms have experienced a shortage of qualified engineering personnel.  The Company closely monitors its outside consultants through regular meetings and review of resource allocations and project milestones.  However, the lack of qualified personnel combined with increased mining projects could result in delays in completing work on our exploration projects or result in higher costs to keep personnel focused on our project.

Operational Hazards; Uninsured Risks

The Company is subject to risks and hazards, including environmental hazards, industrial accidents, the encountering of unusual or unexpected geological formations, cave-ins, flooding, earthquakes and periodic interruptions due to inclement or hazardous weather conditions.  These occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, reduced production and delays in mining, asset write-downs, monetary losses and possible legal liability.  The Company may not be insured against all losses or liabilities, which may arise from operations, either because such insurance is unavailable or because the Company has elected not to purchase such insurance due to high premium costs or other reasons.  Although the Company maintains insurance in an amount that we consider to be adequate, liabilities might exceed policy limits, in which event we could incur significant costs that could adversely affect our results of operation.  The realization of any significant liabilities in connection with our mining activities as described above could negatively affect our results of operations and the price of our common stock.

Need for Additional Key Personnel; Reliance on Officers and Directors

At the present, the Company employs a limited number of full-time employees and utilizes outside consultants in the United States, and in large part relies in large part on the personal efforts of its officers and directors. The success of the Company’s proposed business will depend, in part, upon the ability to attract and retain qualified employees. The Company believes that it will be able to attract competent employees, but no assurance can be given that the Company will be successful in this regard. If the Company is unable to engage and retain the necessary personnel, its business would be materially and adversely affected.

 Recent Changes in Our Senior Management May Result in a Disruption of Operations or Have Adverse Impacts on our Business.

Since completing the Merger Transaction in April 2010, the Company has significantly reorganized its management team.  In July 2010, Merlin Bingham ceased serving as the Company’s President and Chief Executive Officer and soon thereafter Roger Kolvoord ceased serving as the Company’s Executive Vice President.  During 2010, Messrs. Bingham and Kolvoord ceased serving as directors.  Messrs. Bingham and Kolvoord had been actively involved in the Company and its operations for fourteen and eight years respectively.  Mr. Gregory Hahn, a member of the Company’s Board of Directors, served as the Company’s Interim President and Chief Executive Officer from July 2010 through February 2011.  In late February/early March the Company appointed Tim Barry as President and CEO, as well as a member of the Board.

Additionally, from September 2010 until his appointment as President and CEO, Tim Barry served as the Company’s Vice President of Operations working on site at the Sierra Mojada Project.   The Company recently appointed a Country Manager to replace him in that role.

Finally, the slate of directors for the annual meeting of shareholders to be held April 20, 2011 reflects three directors who have only recently been appointed, and three longstanding directors (Greg Hahn, Robert Kramer and Wes Pomeroy) who are not standing for re-election.

The departure of these officers and the introduction of new officers and directors to fill their positions may disrupt our operations and adversely effect our business operations and planned activities.

RISKS RELATING TO OUR COMMON STOCK:

No Dividends Anticipated

At the present time the Company does not anticipate paying dividends, cash or otherwise, on its common stock in the foreseeable future. Future dividends will depend on earnings, if any, of the Company, its financial requirements and other factors. There can be no assurance that the Company will pay dividends.

Our Stock Price Can Be Extremely Volatile

The trading price of our common stock has been and could continue to be subject to wide fluctuations in response to announcements of our business developments and drill results, progress reports on our feasibility study, the metals markets in general, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of shares of our Common Stock by any selling stockholder named in such prospectus supplement.

SELLING SECURITY HOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will acquire from the Company from time to time Common Stock, upon exercise of the Warrants.  The Warrants were acquired by the selling stockholders in a private placement transaction that was conducted by the Company in April through September 2009 in which each investor obtained both shares of common stock and Warrants.  Each Warrant is exercisable to acquire the Company’s common stock at $0.50 per share.  This prospectus and each prospectus supplement will only permit the selling stockholders to sale shares of Company Common Stock they acquire upon the exercise of the Warrants.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.  The selling stockholders may offer all or some portion of the securities they hold, but only shares of Company common stock that are acquired upon the exercise of the Warrants may be sold pursuant to this prospectus or any applicable prospectus supplement.  To the extent that any of the selling stockholders are brokers or dealers, they may be deemed to be “underwriters” within the meaning of the Securities Act.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number and classes of Company securities beneficially owned by such selling stockholders that are covered by such prospectus supplement.  The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

Each selling stockholder of our Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the date of this prospectus;
•	Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under the Prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state or provincial securities laws. In addition, in certain states or provinces, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the selling stockholders or any other person.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Nevada law.  Nevada law provides that a Nevada corporation may indemnify, and our bylaws provide that the corporation shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding, if the person (a) is not liable pursuant to NRS § 78.138 or (b) acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation.  NRS § 78.138 and the bylaws provide that a director of the Company shall not be personally liable to the Company or its stockholders or creditors for damages resulting from any action or failure to act in his or her capacity as a director or officer, if his or her act or omission did not constitute a breach of his or her fiduciary duties and did not involve intentional misconduct, fraud or a knowing violation of law.  Nevada law provides that, to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of an action, suit or proceeding, the Company shall indemnify such person against expenses incurred in connection with the defense.  Our bylaws provide that any repeal or amendment of a person’s rights to indemnification shall be prospective only, and a director shall not be liable to the Company or its stockholders or creditors to such further extent as permitted by any law enacted after adoption of the bylaws, including, without limitation, any subsequent amendment to the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AND AMOUNT

SEC Registration fee	$322
Legal fees and expenses	10,000	*
Accounting fees	4,000	*
Miscellaneous	1,500	*
TOTAL	15,822	*

* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Our Bylaws provide for indemnification of directors and officers to the fullest extent permitted by Nevada law.  Nevada law provides that a Nevada corporation may indemnify, and our Bylaws provide that the corporation shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding, if the person (a) is not liable pursuant to NRS § 78.138 or (b) acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation.  NRS § 78.138 and the Bylaws provide that a director of the Company shall not be personally liable to the Company or its stockholders or creditors for damages resulting from any action or failure to act in his or her capacity as a director or officer, if his or her act or omission did not constitute a breach of his or her fiduciary duties and did not involve intentional misconduct, fraud or a knowing violation of law.  Nevada law provides that, to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of an action, suit or proceeding, the Company shall indemnify such person against expenses incurred in connection with the defense.  Our Bylaws provide that any repeal or amendment of a person’s rights to indemnification shall be prospective only, and a director shall not be liable to the Company or its stockholders or creditors to such further extent as permitted by any law enacted after adoption of the Bylaws, including, without limitation, any subsequent amendment to Nevada corporate law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

5.1	Opinion of Burns Figa & Will, P.C., filed herewith.

23.1	Consent of Hein & Associates, LLP Independent Registered Public Accounting Firm, filed herewith.

23.2	Consent of Burns Figa & Will, P.C., included in Exhibit 5.1.

24.1	Power of Attorney, filed herewith.

ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) [Paragraph omitted]

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [Paragraph omitted]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, B.C., Canada and Greenwood Village, Colorado on March 16, 2011.

METALLINE MINING COMPANY

By:	/s/ Tim Barry
Tim Barry, President and Chief Executive Officer

By:	/s/ Robert J. Devers
Robert J. Devers, Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy Barry and Brian Edgar, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and Registration Statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

/s/ Brian Edgar	Executive Chairman	March 16, 2011
Brian Edgar

/s/ Tim Barry	President, CEO and Director	March 16, 2011
Tim Barry

/s/ Duncan Hsia	Director	March 16, 2011
Duncan Hsia

/s/ Wesley Pomeroy	Director	March 16, 2011
Wesley Pomeroy

/s/ Robert Kramer	Director	March 16, 2011
Robert Kramer

/s/ Murray Hitzman	Director	March 16, 2011
Murray Hitzman

/s/ Nicole Adshead-Bell	Director	March 16, 2011
Nicole Adshead-Bell

/s/ Greg Hahn	Director	March 16, 2011
Greg Hahn